UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

October 30, 2009

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 2, 2009, Modine Manufacturing Company (the “Company”) announced the resignation of Bradley C. Richardson from his role as the Company’s Executive Vice President – Corporate Strategy and Chief Financial Officer and as a director of the Company.  Mr. Richardson’s above-described resignation is effective November 13, 2009.

Robert R. Kampstra will assume the responsibilities of the Chief Accounting Officer upon Mr. Richardson’s departure. Mr. Kampstra, age 35, is the Company’s Vice President and Corporate Controller, a position he has held since May 2008.  Prior to that time, Mr. Kampstra served as the Company’s Corporate Controller (July 2006 – May 2008) and Assistant Corporate Controller (March 2006 – July 2006).  Prior to joining the Company, he was Manager of External Reporting and Compliance at School Speciality Inc., a provider of innovative and proprietary products, programs, and services to educators, in Greenville, Wisconsin (March 2004 – February 2006).  Prior to joining School Specialty Inc., Mr. Kampstra worked in positions of increasing responsibility at PricewaterhouseCoopers LLP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Released dated November 2, 2009 announcing the resignation of Bradley C. Richardson as an officer and director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ Thomas A. Burke
Thomas A. Burke President and Chief Executive Officer

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey Vice President, Corporate Development, General Counsel and Secretary

Date:  November 5, 2009

EXHIBITS

Exhibit No.	Description

99.1	Press Released dated November 2, 2009 announcing the resignation of Bradley C. Richardson as an officer and director